Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2021 through December 31, 2021

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2021 through December 31, 2021 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (collectively, Conflict Minerals or 3TG). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Responsible Minerals Program

IBM’s Responsible Minerals Program, which includes IBM’s Conflict Minerals Initiative and Cobalt Initiative, is run by full-time, experienced supply chain professionals within IBM’s Global Procurement organization. This team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base in support of products listed in this report. IBM is highly committed to source tin, tantalum, tungsten, and gold (3TG) and other minerals responsibly. In support of its established goals, IBM continued development and growth of the Responsible Sourcing Blockchain Network (RSBN), Responsible Minerals supply chain education, smelter or refiner (SOR) outreach, and collaboration with other companies.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period. IBM products include the following categories that were manufactured or contracted to be manufactured by IBM in 2021:

Servers: the portfolio includes IBM zSystems, the premiere transaction processing Mainframe platform with leading security, resilience, and scale, using z/OS operating software system as well as LinuxONE, and Power Systems, a high-performance line of servers, designed and engineered for big data, and AI-enabled workload, which are optimized for hybrid cloud and Linux.

Storage Systems: a broad range of storage hardware and software-defined offerings, including Z-attach and distributed flash, tape solutions, software-defined storage controllers, data protection software, and network-attach storage.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including Annex II and the related supplements pertaining to downstream companies (OECD Guidance).

IBM is not a direct purchaser of ore or unrefined minerals; it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in IBM products and, as a result, IBM relies on established industry processes and information provided from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM upholds a high standard of due diligence to meet legal requirements and internationally accepted standards, with the ultimate goal of establishing and maintaining a responsible supply chain for 3TG. IBM aligns its Responsible Minerals Policy with the Organisation for Economic Co-operation and Development (OECD) Guidance for Conflict-Affected and High-Risk Areas (CAHRAs). As a member of the Responsible Minerals Initiative (RMI) our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA), the Responsible Jewellery Council Chain of Custody Standard (RJC CoC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC). The RMAP, LBMA, RJC CoC, and TI-CMC use independent third-party audits to identify SORs that have systems in place to assure focus minerals are sourced responsibly. RMAP, LBMA, RJC CoC, and TI-CMC are recognized by industry as third-party validation schemes. Independently, IBM also conducts further due diligence on SORs only processing 3TG recycled scrap as a part of our sustainability commitment.

Below is a description of the due diligence measures performed by IBM for the Reporting Period.

1. OECD Step 1: Establish strong company management systems.

●	Positioned the IBM Responsible Minerals team within IBM’s Global Procurement organization to implement IBM’s 3TG Program.

●	The IBM Responsible Minerals team reports to IBM’s Chief Procurement Officer and this Report is reviewed by IBM’s Senior Vice President of IBM Systems. During the year, we reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope supplier conflict-free progress, SOR risk mitigation, and driving identified SORs toward RMAP, LBMA, RJC CoC, or TI-CMC engagement.

●	Implemented IBM Responsible Minerals Policy to include 3TG from the Covered Countries and CAHRAs. This policy outlines IBM’s dedication to ethical and responsible minerals sourcing due diligence consistent with the OECD Guidance. This policy also emphasizes IBM’s expectations with its hardware suppliers for sourcing minerals responsibly. Our policy is publicly available and can be found at https://www.ibm.com/procurement/responsibleminerals

●	Assigned Responsible Minerals team members to in-scope suppliers for collaboration, support, and guidance to attain the goals of IBM’s Responsible Minerals program.

●	Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman.

●	Included Responsible Minerals requirements in standard contract templates: All IBM’s hardware suppliers are required to sign a contract agreement to only source minerals responsibly, in alignment with IBM’s Responsible Minerals Policy.

2. OECD Step 2: Identify and assess risks in the supply chain.

●	Requested IBM’s in-scope direct suppliers to survey their upstream suppliers twice per year to identify SORs and related Conflict Minerals information through the RMI CMRT.

●	Managed collection of CMRTs and reviewed the information provided in the CMRTs against IBM’s validation criteria and OECD Guidance.

●	Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in IBM products may have originated in the Covered Countries.

●	Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA, RJC CoC, and TI-CMC information.

●	Collaborated and/or supported suppliers within multiple layers of the supply chain to trace the high-risk SORs

3. OECD Step 3: Design and implement strategies to respond to identified risks.

●	Required our in-scope suppliers to use SORs either actively pursuing or assessed as conformant to the recognized third-party schemes of RMAP, LBMA, RJC CoC, or TI-CMC. Acceptance was given to SORs meeting IBM’s requirements of being a refiner of 100% recycled 3TG material.

●	IBM requested suppliers to promptly transition from SORs that had not been validated conformant by a recognized third-party assessment scheme.

●	Extended Responsible Minerals support beyond first tier suppliers. We continued one-on-one training and joint outreach for new suppliers or personnel.

●	Collaborated with companies across the supply chain and/or industry groups to establish an ethical and responsible minerals sourcing supply chain.

●	Stayed informed of macro–Conflict Minerals issues and developments through participation in the RMI.

●	Implemented Responsible Sourcing Blockchain Network (RSBN) to improve 3TG and other minerals’ supply chain transparency, traceability, and accountability. IBM expects that RSBN will eventually contribute to the improvement of living conditions and economic diversity of mining communities.

4. OECD Step 4: Carry out independent third-party audits of supply chain due diligence.

●	Supported RMI initiatives through participation in RMI workgroups.

●	Transitioned from SORs that refused to participate or did not complete corrective action plans relating to RMAP re-audits.

●	Since its inception, supported RMI’s RMAP accreditation of SORs engaged in Responsible Minerals to build a global network of validated sources of material meeting the needs of IBM’s Responsible Minerals Policy. With the backing of over 400 members in RMI, the network of accredited SORs has grown considerably allowing for downstream companies to utilize greater percentages of third-party verified 3TG.

●	Single point of contact for select SORs, without accredited designation, acting directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other recognized third-party validation schemes.

●	Participated in teleconferences with SORs to discuss matters regarding RMAP, such as understanding the dynamics of the SORs and downstream users of 3TG, SOR participation in the program, and retention of SORs in the program.

5. OECD Step 5: Report annually on supply chain due diligence.

●	Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

●	Published the 2020 Conflict Minerals Report on IBM’s Responsible Minerals website https://www.ibm.com/procurement/responsibleminerals

●	Included Conflict Minerals progress in IBM’s annual Corporate Responsibility Report.

●	Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes SORs that may be used to process the Conflict Minerals contained in IBM products are listed in Appendix A. The list identifies SORs present at year end 2021. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in IBM products.

The following chart illustrates the composition of 266 SORs in IBM’s supply chain that (as of December 31) were conformant or actively participating in a third-party scheme or were processing 100% recycled scrap.

IBM’s progress in this area since 2013 is illustrated below and reflects that, at year-end 2021, for the third consecutive period, all SORs reported in the IBM supply chain are pursuing or are accredited as conformant to a recognized third-party validation scheme (or operating as refiners of 100% recycled 3TG).

Note that for 2013 and 2014, IBM considered conflict-free SORs to be only those conformant with RMAP. From 2015 onward, SORs that were active in a recognized third-party validation scheme (RMAP, LBMA, RJC, and TI-CMC) were added to the conformant category. In 2019 and beyond, the conformant category further includes SORs determined to source 3TG from outside Covered Countries or solely from recycled or scrap sources.

IBM Requirement for Suppliers to be Conflict Free

During 2021, IBM continued its initiative to have all in-scope direct suppliers achieve a conformant supply chain as defined by its Responsible Minerals Policy. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or have not already received conflict-free accreditation, are required to transition those SORs from products provided to IBM. The IBM Responsible Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM Procurement executives monthly along with IBM’s progress toward attaining 100% conformant status. IBM has received CMRTs from 100% of our in-scope suppliers, containing over 99% reporting of the extended supply chain.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to continue mitigating the risk that the Conflict Minerals contained in IBM products finance or benefit armed groups in the Covered Countries:

●	By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to assess their supply chains and avoid inclusion of non-validated Conflict Minerals in the extended supply chain.

●	Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

●	As an ardent supporter of Environmental and Social stewardship, IBM continues to grow usage of 3TG SORs processing 100% recycled scrap.

●	Work with RMI members and IBM in-scope suppliers to gain SOR’s commitment for their continued engagement with an RMAP assessment or another recognized validation scheme.

●	Pursue resolution for any future identified SORs in IBM’s supply chain that are not currently validated conformant to one of the recognized assessment schemes.

●	Improve in-scope direct suppliers’ CMRT upstream supplier completeness; provide collaboration from IBM and other upstream suppliers to attain 100% upstream coverage.

●	Drive in-scope direct suppliers to provide product-specific CMRTs versus company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for IBM products; use of product-specific CMRTs by in-scope direct suppliers enables IBM to have a more precise list of SORs used in IBM products.

●	Engage IBM Systems Development and Procurement on future products to ascertain conformant status of SORs to be used by the proposed in-scope direct suppliers. Eliminate use of any nonconformant SORs prior to introduction of the product to the marketplace.

●	Utilize RSBN to improve the end-to-end supply chain in support of IBM’s Responsible Minerals Policy.

IBM’s Support of the RMI

As outlined in the OECD Guidance, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The potential countries of origin found in Appendix B, and upon which IBM relied for certain statements in this Report, was obtained through RMI and other accreditation source data. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in IBM Products.

SOR Status (as of December 31, 2021):

▪	“Conformant” indicates the SOR has successfully completed an assessment and is listed by the RMAP, LBMA Good Delivery List, RJC Chain-of-Custody, or TI-CMC web sites.

▪	“Active” indicates that the SOR is in process for assessment by one or more of the recognized third-party validation schemes.

▪	“Recycled Scrap” indicates that the SOR has demonstrated conformance to criteria for a facility processing only recycled or scrap materials and is currently not participating in one of the noted validation schemes.

Metal	Smelter: Smelter Name	Status
Tantalum	AMG Brasil	Conformant (RMAP)
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	D Block Metals, LLC	Conformant (RMAP)
Tantalum	Exotech Inc.	Conformant (RMAP)
Tantalum	F&X Electro-Materials Ltd.	Conformant (RMAP)
Tantalum	FIR Metals & Resource Ltd.	Conformant (RMAP)
Tantalum	Global Advanced Metals Aizu	Conformant (RMAP)
Tantalum	Global Advanced Metals Boyertown	Conformant (RMAP)
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant (RMAP)
Tantalum	H.C. Starck Inc.	Conformant (RMAP)
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Tuohong New Raw Material	Conformant (RMAP)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	KEMET de Mexico	Conformant (RMAP)
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant (RMAP)
Tantalum	Mineracao Taboca S.A.	Conformant (RMAP)
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant (RMAP)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant (RMAP)
Tantalum	NPM Silmet AS	Conformant (RMAP)
Tantalum	QuantumClean	Conformant (RMAP)
Tantalum	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	Conformant (RMAP)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Tantalum	Solikamsk Magnesium Works OAO	Conformant (RMAP)
Tantalum	Taki Chemical Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS GmbH	Conformant (RMAP)
Tantalum	TANIOBIS Japan Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP)
Tantalum	Telex Metals	Conformant (RMAP)
Tantalum	Ulba Metallurgical Plant JSC	Conformant (RMAP)
Tantalum	Ximei Resources (Guangdong) LIMITED	Conformant (RMAP)
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant (RMAP)
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tin	Alpha	Conformant (RMAP)
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	China Tin Group Co., Ltd.	Conformant (RMAP)
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Active
Tin	CRM Synergies	Active
Tin	CV Venus Inti Perkasa	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Recycled Scrap (IBM)
Tin	Dowa	Conformant (RMAP)
Tin	EM Vinto	Conformant (RMAP)
Tin	Estanho de Rondonia S.A.	Active
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Fenix Metals	Conformant (RMAP)
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant (RMAP)
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant (RMAP)
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant (RMAP)
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant (RMAP)
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant (RMAP)
Tin	Luna Smelter, Ltd.	Conformant (RMAP)
Tin	Ma'anshan Weitai Tin Co., Ltd.	Conformant (RMAP)
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant (RMAP)
Tin	Malaysia Smelting Corporation (MSC)	Conformant (RMAP)
Tin	Melt Metais e Ligas S.A.	Conformant (RMAP)
Tin	Metallic Resources, Inc.	Conformant (RMAP)
Tin	Metallo Belgium N.V.	Conformant (RMAP)
Tin	Metallo Spain S.L.U.	Conformant (RMAP)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Tin	Mineracao Taboca S.A.	Conformant (RMAP)
Tin	Minsur	Conformant (RMAP)
Tin	Mitsubishi Materials Corporation	Conformant (RMAP)
Tin	Modeltech Sdn Bhd	Recycled Scrap (IBM)
Tin	Novosibirsk Processing Plant Ltd.	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant (RMAP)
Tin	O.M. Manufacturing Philippines, Inc.	Conformant (RMAP)
Tin	Operaciones Metalurgicas S.A.	Conformant (RMAP)
Tin	PT Artha Cipta Langgeng	Conformant (RMAP)
Tin	PT ATD Makmur Mandiri Jaya	Conformant (RMAP)
Tin	PT Babel Inti Perkasa	Conformant (RMAP)
Tin	PT Babel Surya Alam Lestari	Conformant (RMAP)
Tin	PT Bangka Serumpun	Conformant (RMAP)
Tin	PT Bukit Timah	Active
Tin	PT Cipta Persada Mulia	Conformant (RMAP)
Tin	PT Masbro Alam Stania	Active
Tin	PT Menara Cipta Mulia	Conformant (RMAP)
Tin	PT Mitra Stania Prima	Conformant (RMAP)
Tin	PT Mitra Sukses Globalindo	Active
Tin	PT Prima Timah Utama	Conformant (RMAP)
Tin	PT Rajawali Rimba Perkasa	Conformant (RMAP)
Tin	PT Refined Bangka Tin	Conformant (RMAP)
Tin	PT Sariwiguna Binasentosa	Conformant (RMAP)
Tin	PT Stanindo Inti Perkasa	Conformant (RMAP)
Tin	PT Sukses Inti Makmur	Active
Tin	PT Timah Nusantara	Active
Tin	PT Timah Tbk Kundur	Conformant (RMAP)
Tin	PT Timah Tbk Mentok	Conformant (RMAP)
Tin	PT Tinindo Inter Nusa	Conformant (RMAP)
Tin	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Rui Da Hung	Conformant (RMAP)
Tin	Soft Metais Ltda.	Conformant (RMAP)
Tin	Super Ligas	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Thaisarco	Conformant (RMAP)
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Active
Tin	Tin Technology & Refining	Conformant (RMAP)
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant (RMAP)
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tungsten	A.L.M.T. Corp.	Conformant (RMAP, TI-CMC)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Tungsten	ACL Metais Eireli	Conformant (RMAP)
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant (RMAP)
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	China Molybdenum Tungsten Co., Ltd.	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Cronimet Brasil Ltda	Conformant (RMAP)
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Conformant (RMAP)
Tungsten	Fujian Xinlu Tungsten	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Global Tungsten & Powders Corp.	Conformant (RMAP, TI-CMC)
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	H.C. Starck Tungsten GmbH	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant (RMAP)
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hydrometallurg, JSC	Conformant (RMAP, TI-CMC)
Tungsten	Japan New Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	Active
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Fallon	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Huntsville	Conformant (RMAP, TI-CMC)
Tungsten	KGETS Co., Ltd.	Conformant (RMAP)
Tungsten	Lianyou Metals Co., Ltd.	Conformant (RMAP)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Masan High-Tech Materials	Conformant (RMAP)
Tungsten	Moliren Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Niagara Refining LLC	Conformant (RMAP, TI-CMC)
Tungsten	NPP Tyazhmetprom LLC	Active
Tungsten	OOO “Technolom” 1	Active
Tungsten	OOO “Technolom” 2	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant (RMAP)
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP, TI-CMC)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Tungsten	Unecha Refractory metals plant	Conformant (RMAP)
Tungsten	Wolfram Bergbau und Hutten AG	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant (RMAP, TI-CMC)
Gold	8853 S.p.A.	Conformant (RJC)
Gold	Advanced Chemical Company	Conformant (RMAP)
Gold	Agosi AG	Conformant (RMAP)
Gold	Aida Chemical Industries Co., Ltd.	Conformant (RMAP)
Gold	Al Etihad Gold Refinery DMCC	Conformant (RMAP)
Gold	Alexy Metals	Active
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant (LBMA)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant (LBMA)
Gold	Argor-Heraeus S.A.	Conformant (LBMA, RJC)
Gold	Asahi Pretec Corp.	Conformant (LBMA)
Gold	Asahi Refining Canada Ltd.	Conformant (LBMA)
Gold	Asahi Refining USA Inc.	Conformant (LBMA)
Gold	Asaka Riken Co., Ltd.	Conformant (RMAP)
Gold	Augmont Enterprises Private Limited	Active
Gold	Aurubis AG	Conformant (LBMA)
Gold	Bangalore Refinery	Conformant (RMAP)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant (LBMA)
Gold	Boliden AB	Conformant (LBMA)
Gold	C. Hafner GmbH + Co. KG	Conformant (LBMA, RJC)
Gold	C.I Metales Procesados Industriales SAS	Active
Gold	CCR Refinery - Glencore Canada Corporation	Conformant (LBMA)
Gold	Cendres + Metaux S.A.	Conformant (RJC)
Gold	Chimet S.p.A.	Conformant (LBMA)
Gold	Chugai Mining	Conformant (RMAP)
Gold	Daye Non-Ferrous Metals Mining Ltd.	Conformant (LBMA)
Gold	DODUCO Contacts and Refining GmbH	Conformant (RMAP)
Gold	Dowa	Conformant (RMAP)
Gold	DSC (Do Sung Corporation)	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant (RMAP)
Gold	Emirates Gold DMCC	Conformant (RMAP)
Gold	Geib Refining Corporation	Conformant (RMAP)
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	Active
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant (LBMA)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Conformant (LBMA)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Gold	Heimerle + Meule GmbH	Conformant (LBMA)
Gold	Heraeus Germany GmbH Co. KG	Conformant (LBMA)
Gold	Heraeus Metals Hong Kong Ltd.	Conformant (LBMA, RJC)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant (LBMA)
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant (LBMA)
Gold	Istanbul Gold Refinery	Conformant (LBMA)
Gold	Italpreziosi	Conformant (LBMA, RJC)
Gold	Japan Mint	Conformant (LBMA)
Gold	Jiangxi Copper Co., Ltd.	Conformant (LBMA)
Gold	JSC Novosibirsk Refinery	Conformant (LBMA)
Gold	JSC Uralelectromed	Conformant (LBMA)
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant (LBMA)
Gold	Kazzinc	Conformant (LBMA)
Gold	Kennecott Utah Copper LLC	Conformant (LBMA)
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant (LBMA)
Gold	Kojima Chemicals Co., Ltd.	Conformant (RMAP)
Gold	Korea Zinc Co., Ltd.	Conformant (RMAP)
Gold	L'Orfebre S.A.	Conformant (RMAP)
Gold	LS-NIKKO Copper Inc.	Conformant (LBMA)
Gold	LT Metal Ltd.	Conformant (RMAP)
Gold	Marsam Metals	Conformant (RMAP)
Gold	Materion	Conformant (RMAP)
Gold	Matsuda Sangyo Co., Ltd.	Conformant (LBMA)
Gold	Metal Concentrators SA (Pty) Ltd.	Conformant (RJC)
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant (LBMA, RJC)
Gold	Metalor Technologies S.A.	Conformant (LBMA, RJC)
Gold	Metalor USA Refining Corporation	Conformant (LBMA, RJC)
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant (LBMA)
Gold	Mitsubishi Materials Corporation	Conformant (LBMA)
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant (LBMA)
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant (LBMA)
Gold	Modeltech Sdn Bhd	Recycled Scrap (IBM)
Gold	Moscow Special Alloys Processing Plant	Conformant (LBMA)
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant (LBMA)
Gold	Navoi Mining and Metallurgical Combinat	Conformant (LBMA)
Gold	NH Recytech Company	Conformant (RMAP)
Gold	Nihon Material Co., Ltd.	Conformant (LBMA)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant (RJC)

Appendix A (Continued)

Metal	Smelter: Smelter Name	Status
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant (RMAP)
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant (LBMA)
Gold	PAMP S.A.	Conformant (LBMA)
Gold	Planta Recuperadora de Metales SpA	Conformant (RMAP)
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant (LBMA)
Gold	PT Aneka Tambang (Persero) Tbk	Conformant (LBMA)
Gold	PX Precinox S.A.	Conformant (LBMA)
Gold	Rand Refinery (Pty) Ltd.	Conformant (LBMA)
Gold	Remondis PMR B.V.	Conformant (RMAP)
Gold	Royal Canadian Mint	Conformant (LBMA)
Gold	SAAMP	Conformant (RJC)
Gold	Safimet S.p.A	Conformant (RJC)
Gold	SAFINA A.S.	Conformant (RMAP)
Gold	Samduck Precious Metals	Conformant (RMAP)
Gold	Sancus ZFS (L’Orfebre, SA)	Active
Gold	SAXONIA Edelmetalle GmbH	Conformant (RMAP)
Gold	SEMPSA Joyeria Plateria S.A.	Conformant (LBMA, RJC)
Gold	Shandong Gold Smelting Co., Ltd.	Conformant (LBMA)
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant (LBMA)
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant (LBMA)
Gold	Singway Technology Co., Ltd.	Conformant (RMAP)
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant (LBMA)
Gold	Solar Applied Materials Technology Corp.	Conformant (LBMA)
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant (LBMA)
Gold	SungEel HiMetal Co., Ltd.	Conformant (RMAP)
Gold	T.C.A S.p.A	Conformant (LBMA)
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant (LBMA)
Gold	Tokuriki Honten Co., Ltd.	Conformant (LBMA)
Gold	TOO Tau-Ken-Altyn	Conformant (LBMA)
Gold	Torecom	Conformant (RMAP)
Gold	Umicore Precious Metals Thailand	Conformant (RJC)
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant (LBMA)
Gold	United Precious Metal Refining, Inc.	Conformant (RMAP)
Gold	Valcambi S.A.	Conformant (LBMA, RJC)
Gold	WEEERefining	Active
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant (LBMA)
Gold	WIELAND Edelmetalle GmbH	Conformant (RJC)
Gold	Yamakin Co., Ltd.	Conformant (RMAP)
Gold	Yokohama Metal Co., Ltd.	Conformant (RMAP)
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant (LBMA)

Appendix B

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Appendix A

(Based on RMI, LBMA, RJC, and TI-CMC accreditation source data)

IBM RCOI Data 2021
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin
Andorra	Recycled Scrap	Cuba*	Mined Ores
Angola	Recycled Scrap	Curacao	Recycled Scrap
Antigua and Barbuda	Recycled Scrap	Cyprus	Mined Ores & Recycled Scrap
Argentina	Mined Ores & Recycled Scrap	Czechia	Recycled Scrap
Armenia	Mined Ores & Recycled Scrap	Denmark	Recycled Scrap
Australia	Mined Ores & Recycled Scrap	Dominican Republic	Mined Ores & Recycled Scrap
Austria	Mined Ores & Recycled Scrap	Ecuador	Mined Ores & Recycled Scrap
Azerbaijan	Mined Ores	Egypt	Recycled Scrap
Bahamas	Recycled Scrap	El Salvador	Recycled Scrap
Bahrain	Recycled Scrap	Eritrea	Mined Ores
Bangladesh	Recycled Scrap	Estonia	Recycled Scrap
Barbados	Recycled Scrap	Ethiopia	Mined Ores
Belarus	Recycled Scrap	Fiji	Mined Ores
Belgium	Mined Ores & Recycled Scrap	Finland	Mined Ores & Recycled Scrap
Benin	Mined Ores & Recycled Scrap	France	Mined Ores & Recycled Scrap
Bolivia (Plurinational State of)	Mined Ores & Recycled Scrap	Gabon	Recycled Scrap
Bosnia & Herzegovina	Recycled Scrap	Georgia	Mined Ores & Recycled Scrap
Botswana	Mined Ores	Germany	Mined Ores & Recycled Scrap
Brazil	Mined Ores & Recycled Scrap	Ghana	Mined Ores & Recycled Scrap
Bulgaria	Mined Ores & Recycled Scrap	Greece	Mined Ores & Recycled Scrap
Burkina Faso	Mined Ores & Recycled Scrap	Grenada	Recycled Scrap
Burundi	Mined Ores	Guatemala	Mined Ores & Recycled Scrap
Cameroon	Recycled Scrap	Guernsey	Recycled Scrap
Canada	Mined Ores & Recycled Scrap	Guinea	Mined Ores & Recycled Scrap
Cayman Islands	Recycled Scrap	Guyana	Mined Ores
Chile	Mined Ores & Recycled Scrap	Haiti	Recycled Scrap
China	Mined Ores & Recycled Scrap	Honduras	Mined Ores & Recycled Scrap
Colombia	Mined Ores & Recycled Scrap	Hong Kong	Recycled Scrap
Congo, Democratic Republic of the	Mined Ores & Recycled Scrap	Hungary	Recycled Scrap
Costa Rica	Mined Ores & Recycled Scrap	Iceland	Recycled Scrap
Cote d'Ivoire	Mined Ores & Recycled Scrap	India	Mined Ores & Recycled Scrap
Croatia	Recycled Scrap	Indonesia	Mined Ores & Recycled Scrap
Ireland	Recycled Scrap	Netherlands	Recycled Scrap

Appendix B (Continued)

IBM RCOI Data 2021
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin
Israel	Recycled Scrap	New Zealand	Mined Ores & Recycled Scrap
Italy	Recycled Scrap	Nicaragua	Mined Ores
Japan	Mined Ores & Recycled Scrap	Nigeria	Mined Ores & Recycled Scrap
Jordan	Mined Ores & Recycled Scrap	Norway	Mined Ores & Recycled Scrap
Kazakhstan	Mined Ores & Recycled Scrap	Oman	Mined Ores
Kenya	Mined Ores & Recycled Scrap	Pakistan	Recycled Scrap
Krygyzstan	Mined Ores	Panama	Recycled Scrap
Kuwait	Recycled Scrap	Papua New Guinea	Mined Ores & Recycled Scrap
Kyrgyzstan	Recycled Scrap	Peru	Mined Ores & Recycled Scrap
Laos	Mined Ores & Recycled Scrap	Philippines	Mined Ores & Recycled Scrap
Latvia	Recycled Scrap	Poland	Recycled Scrap
Lebanon	Recycled Scrap	Portugal	Mined Ores & Recycled Scrap
Liberia	Mined Ores	Puerto Rico	Mined Ores & Recycled Scrap
Libya	Recycled Scrap	Qatar	Recycled Scrap
Liechtenstein	Recycled Scrap	Romania	Recycled Scrap
Lithuania	Recycled Scrap	Russian Federation	Mined Ores & Recycled Scrap
Luxembourg	Recycled Scrap	Rwanda	Mined Ores
Macau	Recycled Scrap	Saint Kitts and Nevis	Recycled Scrap
Madagascar	Mined Ores	San Marino	Recycled Scrap
Malaysia	Mined Ores & Recycled Scrap	Saudi Arabia	Mined Ores & Recycled Scrap
Mali	Mined Ores	Senegal	Mined Ores & Recycled Scrap
Malta	Recycled Scrap	Serbia	Mined Ores & Recycled Scrap
Mauritania	Mined Ores	Sierra Leone	Mined Ores
Mexico	Mined Ores & Recycled Scrap	Singapore	Recycled Scrap
Monaco	Recycled Scrap	Sint Maarten	Recycled Scrap
Mongolia	Mined Ores	Slovakia	Mined Ores & Recycled Scrap
Montenegro	Mined Ores	Solomon Islands	Mined Ores
Morocco	Mined Ores & Recycled Scrap	South Africa	Mined Ores & Recycled Scrap
Mozambique	Mined Ores	South Korea	Mined Ores & Recycled Scrap
Myanmar	Mined Ores	Spain	Mined Ores & Recycled Scrap
Namibia	Mined Ores	Sri Lanka	Recycled Scrap
St Lucia	Recycled Scrap	Turks and Caicos	Recycled Scrap
St Vincent and Grenadines	Recycled Scrap	Uganda	Mined Ores
Sudan*	Mined Ores & Recycled Scrap	Ukraine	Recycled Scrap
Suriname	Mined Ores & Recycled Scrap	United Arab Emirates	Recycled Scrap
Swaziland	Mined Ores & Recycled Scrap	United Kingdom	Mined Ores & Recycled Scrap

Appendix B (Continued)

IBM RCOI Data 2021
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, and TI-CMC due diligence	Material Origin
Sweden	Mined Ores & Recycled Scrap	United States of America	Mined Ores & Recycled Scrap
Switzerland	Recycled Scrap	Uruguay	Mined Ores & Recycled Scrap
Taiwan	Mined Ores & Recycled Scrap	Uzbekistan	Mined Ores & Recycled Scrap
Tajikistan	Mined Ores & Recycled Scrap	Venezuela*	Mined Ores & Recycled Scrap
Tanzania	Mined Ores & Recycled Scrap	Vietnam	Mined Ores & Recycled Scrap
Thailand	Mined Ores & Recycled Scrap	Virgin Islands	Recycled Scrap
Togo	Recycled Scrap	Yemen	Recycled Scrap
Trinidad and Tobago	Recycled Scrap	Zambia	Mined Ores
Tunisia	Recycled Scrap	Zimbabwe	Mined Ores & Recycled Scrap
Turkey	Mined Ores & Recycled Scrap

* RMI and other accreditation source data identified Cuba, Sudan, and Venezuela as potential countries of origin for Conflict Minerals associated with the SORs listed in Appendix A. IBM has no affirmative knowledge that minerals from these countries are incorporated into finished products furnished to IBM. To the extent that minerals from these countries were used, they would have been substantially transformed outside of the United States in a third country by a non-U.S. person before being incorporated into production of certain products that IBM manufactures or contracts to manufacture.